                                                                      Exhibit 11
                        T/SF COMMUNICATIONS CORPORATION
                       Computation of Earnings per Share
                    (In thousands except per share amounts)

                                                         Year Ended December 31,
                                                         1996      1995      1994
                                                      --------   --------  -------
PRIMARY EARNINGS PER SHARE:
Income from continuing operations                      $ 5,421   $15,788   $ 2,564
Deduct:
  Dividends on New Senior Preferred Stock                    -         -      (103)
  Dividends on Class A Preferred Stock                       -         -       (15)
  Dividends on 6-1/2% Preferred Stock                        -         -       (21)
                                                       -------   -------   -------
Income from continuing operations
  applicable to common and common
  equivalent shares                                      5,421    15,788     2,425
Discontinued operations, net of income tax                   -        37    (2,816)
                                                       -------   -------   -------
  Net income (loss) applicable to common
    and common equivalent shares                       $ 5,421   $15,825   $  (391)
                                                       =======   =======   =======
Weighted average number of common
  and common equivalent shares outstanding -
    Common shares                                        3,543     3,766     3,733
                                                       =======   =======   =======
Income (loss) per common and
  common equivalent share:
    Continuing operations                              $  1.53   $  4.19   $  0.65
    Discontinued operations                                  -      0.01     (0.75)
                                                       -------   -------   -------
Net income (loss) per common share                     $  1.53   $  4.20   $ (0.10)
                                                       =======   =======   =======
FULLY DILUTED EARNINGS PER SHARE:
Income from continuing operations                      $ 5,421   $15,788   $ 2,564
Add:
  After tax interest expense applicable to
    11% Convertible Debentures due in 1998                   -        32        57
Deduct:
  Dividends on Class A Preferred Stock                       -         -       (15)
  Dividends on 6-1/2% Preferred Stock                        -         -       (21)
                                                       -------   -------   -------
Income from continuing operations
  applicable to common and common
  equivalent shares                                      5,421    15,820     2,585
Discontinued operations, net of income tax                   -        37    (2,816)
                                                       -------   -------   -------
  Net income (loss) applicable to common
    and common equivalent shares                       $ 5,421   $15,857   $  (231)
                                                       =======   =======   =======

                                                                      Exhibit 11
                        T/SF COMMUNICATIONS CORPORATION
                 Computation of Earnings per Share (continued)
                    (In thousands except per share amounts)

                                                         Year Ended December 31,
                                                         1996      1995      1994
                                                        ------    ------    ------
FULLY DILUTED EARNINGS PER SHARE -
  Continued:

Weighted average number of common
  and common equivalent shares outstanding -
    Common shares and common equivalent shares           3,543     3,766     3,733
    Assumed conversion of 11% Debentures due in 1998         -         -        44
    Assumed conversion of New Senior Preferred Stock         -         -       122
                                                     --------- --------- ---------
                                                         3,543     3,766     3,899
                                                     ========= ========= =========
Income (loss) per common and
  common equivalent share:
    Continuing operations                            $    1.53 $    4.20 $    0.66
    Discontinued operations                                  -      0.01     (0.72)
                                                     --------- --------- ---------
Net income (loss) per common share                   $    1.53 $    4.21 $   (0.06)
                                                     ========= ========= =========

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